Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement, dated as of April 30, 2010, is by and among Southpoint Capital Advisors LP, Southpoint Capital Advisors LLC, Southpoint GP, LP, Southpoint GP, LLC and John S. Clark II (collectively, the "Filers").

Each of the Filers may be required to file with the United States Securities and Exchange Commission a statement on Schedule 13D and/or 13G with respect to shares of Common Stock of Genoptix Inc. beneficially owned by them from time to time.

Pursuant to and in accordance with Rule 13(d)(1)(k) promulgated under the Securities Exchange Act of 1934, as amended, the Filers hereby agree to file a single statement on Schedule 13D and/or 13G (and any amendments thereto) on behalf of each of the Filers, and hereby further agree to file this Joint Filing Agreement as an exhibit to such statement, as required by such rule.

This Joint Filing Agreement may be terminated by any of the Filers upon written notice or such lesser period of notice as the Filers may mutually agree.

Executed and delivered as of the date first above written.

                SOUTHPOINT CAPITAL AVISORS LP
                By: Southpoint Capital Advisors LLC,
                its General Partner

                By: /s/ John S. Clark II
                John S. Clark II, Managing Member

                SOUTHPOINT CAPITAL ADVISORS LLC

                By: /s/ John S. Clark II
                John S. Clark II, Managing Member

                SOUTHPOINT GP, LP
                By: Southpoint GP, LLC,
                its General Partner

                By: /s/ John S. Clark II
                John S. Clark II, Managing Member

                SOUTHPOINT GP, LLC

                By: /s/ John S. Clark II
                John S. Clark II, Managing Member

                JOHN S. CLARK II

                By: /s/ John S. Clark II
                John S. Clark II, individually